                                                                     Exhibit 4.2

THIS  WARRANT AND THE  SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN  REGISTERED
UNDER THE  SECURITIES  ACT OF 1933,  AS AMENDED,  AND MAY NOT BE OFFERED,  SOLD,
ASSIGNED OR TRANSFERRED,  IN THE ABSENCE OF AN EFFECTIVE  REGISTRATION STATEMENT
UNDER  SAID ACT OR UNLESS  THE  COMPANY  HAS  RECEIVED  AN  OPINION  OF  COUNSEL
REASONABLY  SATISFACTORY TO THE COMPANY THAT REGISTRATION  UNDER SAID ACT IS NOT
REQUIRED.

                                                                Warrant No. W-__

                    SERIES B-1 COMMON STOCK PURCHASE WARRANT

                 To Purchase ____________ Shares of Common Stock

                                       of
                            GLOBALOPTIONS GROUP, INC.

         THIS IS TO CERTIFY THAT  _______________,  or  registered  assigns (the
"HOLDER"), is entitled,  during the Exercise Period (as hereinafter defined), to purchase from  GlobalOptions  Group, Inc., a Nevada corporation (the "Company"), the Warrant Stock (as hereinafter  defined and subject to adjustment as provided herein),  in whole or in part, at a purchase price of $___ per share, all on and subject to the terms and conditions hereinafter set forth.

         1.      DEFINITIONS. As used in this Warrant, the following terms have the respective meanings set forth below:

         "ADDITIONAL  SHARES OF COMMON  STOCK"  means any shares of Common Stock issued by the Company after the Original Issuance Date other than: (i) shares of
Common Stock  issued as dividends  with  respect to the  Preferred  Stock,  (ii)
shares  issued  or  issuable  upon  conversion  of  any  convertible  securities outstanding  as of the  Original  Issuance  Date in  accordance  with the  terms thereof on the Original  Issuance  Date,  (iii) shares of Common Stock or Common
Stock Equivalents  issued in connection with any stock-based  compensation plans of the  Company  approved  by the  stockholders  of the Company and the Board of
Directors  of  the  Company  including  all  (which  shall  be at  least  three)
independent  directors,  which  shall  not in the  aggregate  exceed  20% of the
Company's  issued and outstanding  Common Stock,  (iv) shares of Preferred Stock and warrants (the "CONVERSION  WARRANTS")  issuable upon conversion of the Notes
(as defined in the Purchase  Agreement) and conversion of the Existing Notes (as defined in the  Purchase  Agreement)  or shares of Common  Stock  issuable  upon conversion of the Preferred  Stock or upon exercise of the Conversion  Warrants,
(v) securities or rights to acquire securities issued to financial  institutions in connection with commercial credit arrangements, equipment financings, service agreements  or similar  transactions  approved by the Board of  Directors of the
Company  and the  primary  purpose  of which  is not  equity  financing  or (vi)
securities or rights to acquire  securities  issued in connection with strategic
collaborations,    development   agreements,   joint   ventures   or   licensing
transactions,  the terms of which are  approved by the Board of Directors of the
Company.

         "AFFILIATE"  means any person or entity  that,  directly or  indirectly through one or more  intermediaries,  controls or is  controlled  by or is under common control with a person or entity,  as such terms are used in and construed under Rule 144 under the  Securities  Act. With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary  basis by the same investment  manager as such Holder will be deemed to be an Affiliate of such Holder.

         "BUSINESS DAY" means any day except Saturday,  Sunday and any day which shall be a legal  holiday  or a day on which  banking  institutions  in New York generally  are  authorized  or  required by law or other  government  actions to close.

         "CHANGE OF CONTROL" means the (i) acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Company;  or (ii) sale, conveyance,  or other  disposition  of all or  substantially  all of the assets, property or business of the Company or the merger into or consolidation with any other  corporation  (other  than  a  wholly  owned  subsidiary  corporation)  or effectuation of any transaction or series of related  transactions where holders of the  Company's  voting  securities  prior to such  transaction  or  series of transactions  fail to continue  to hold at least 50% of the voting  power of the
Company.

         "COMMISSION" means the Securities and Exchange  Commission or any other
federal  agency  then   administering  the  Securities  Act  and  other  federal
securities laws.

         "COMMON STOCK" means (except where the context otherwise indicates) the
Common Stock,  $0.001 par value per share,  of the Company as constituted on the
Original  Issuance  Date, and any capital stock into which such Common Stock may thereafter be changed or converted,  and shall also include (i) capital stock of the Company of any other class  (regardless  of how  denominated)  issued to the holders of shares of Common  Stock upon any  reclassification  thereof  which is also not preferred as to dividends or assets on liquidation over any other class of stock of the Company and which is not subject to  redemption  and (ii) shares of  common  stock of any  successor  or  acquiring  corporation  received  by or distributed  to the holders of Common Stock of the Company in the  circumstances contemplated by Section 4.7.

         "COMMON STOCK EQUIVALENTS" has the meaning set forth in Section 4.4.

         "CURRENT  MARKET PRICE" means,  in respect of any share of Common Stock on any date herein specified,

         (1)     if  there  shall  not then be a public  market  for the  Common
Stock, the higher of

                 (a)     the book value per share of Common  Stock at such date,
and

                 (b)     the value  per  share of  Common  Stock at such date as
determined in good faith by the  independent  directors (of which there shall be at least three) and, if North Sound  Capital LLC or its  Affiliates  continue to hold at least 25% of the Warrants  originally  issued to them upon conversion of the Notes, upon consultation by such directors with North Sound Capital LLC,

         or

         (2)     if there  shall then be a public  market for the Common  Stock,
(i) the closing price on such day on the  principal  stock  exchange  (including
Nasdaq) on which such Common  Stock is then  listed or  admitted to trading,  or quoted,  as  applicable,  (ii) if no sale  takes  place  on such day on any such exchange,  the last reported  closing price on such day as officially  quoted on any such  exchange  (including  Nasdaq),  (iii) if the Common  Stock is not then listed or admitted to trading on any stock exchange,  the last reported  closing bid  price on such  day in the  over-the-counter  market,  as  furnished  by the
National  Association of Securities  Dealers  Automatic  Quotation System or the
Pink Sheets LLC (formerly the National Quotation Bureau,  Inc.), (iv) if neither such  corporation  at the time is  engaged in the  business  of  reporting  such prices,  as furnished by any similar firm then engaged in such business,  or (v)
if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. (the "NASD") selected mutually by the holder of this
Warrant  and the  Company  or, if they  cannot  agree  upon such  selection,  as selected  by two such  members of the NASD,  one of which  shall be  selected by holder of this Warrant and one of which shall be selected by the Company.

         "CURRENT WARRANT PRICE" means, in respect of a share of Common Stock at any date  herein  specified,  the price at which a share of Common  Stock may be purchased pursuant to this Warrant on such date. Until the Current Warrant Price is adjusted  pursuant to the terms  herein,  the initial  Current  Warrant Price shall be _____ per share of Common Stock.

         "EXCHANGE ACT" means the  Securities  Exchange Act of 1934, as amended, or any similar federal statute,  and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "EXERCISE  PERIOD"  means the  period  during  which  this  Warrant  is exercisable pursuant to Section 2.1.

         "EXPIRATION DATE" means ____, 2011.

         "GAAP" means  generally  accepted  accounting  principles in the United
States of America as from time to time in effect.

         "NASD" means the National  Association of Securities Dealers,  Inc., or
any successor corporation thereto.

         "NOTES" means the  convertible  Promissory  Notes of the Company issued pursuant to the Purchase Agreement.

         "ORIGINAL  ISSUANCE  DATE"  means  _______2006,  the date on which this
Warrant was originally issued.

         "OTHER PROPERTY" has the meaning set forth in Section 4.7.

         "PERSON" means any individual, sole proprietorship,  partnership, joint venture, trust, incorporated  organization,  association,  corporation,  limited liability company, institution, public benefit corporation, entity or government
(whether  federal,  state,  county,  city,  municipal or  otherwise,  including,

without limitation,  any instrumentality,  division,  agency, body or department thereof).

         "PREFERRED  STOCK"  shall  mean  the  Company's  Series  B  Convertible
Preferred Stock, par value $0.001 per share.

         "PURCHASE  AGREEMENT"  means the  Convertible  Note Purchase  Agreement dated as of June  ____,  2006  among the  Company  and the other  parties  named therein.

         "RESTRICTED  COMMON  STOCK"  means shares of Common Stock which are, or which upon their  issuance upon the exercise of any Warrant would be required to be,  evidenced  by a  certificate  bearing the  restrictive  legend set forth in
Section 3.2.

         "SECURITIES  ACT" means the Securities Act of 1933, as amended,  or any similar  federal  statute,  and the  rules  and  regulations  of the  Commission thereunder, all as the same shall be in effect at the time.

         "TRADING DAY" means any day on which the primary market on which shares of Common Stock are listed is open for trading.

         "TRANSFER"  means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

         "WARRANTS"  means this Warrant and all warrants  issued upon  transfer, division or combination  of, or in substitution  for, any thereof.  All Warrants shall at all times be identical as to terms and conditions  and date,  except as to the number of shares of Common Stock for which they may be exercised.

         "WARRANT  PRICE"  means an amount  equal to (i) the number of shares of
Common Stock being  purchased upon exercise of this Warrant  pursuant to Section
2.1, multiplied by (ii) the Current Warrant Price.

         "WARRANT  STOCK"  means the  ____________  shares of Common Stock to be purchased upon the exercise hereof, subject to adjustment as provided herein.

         2.      EXERCISE OF WARRANT.

         2.1.    MANNER OF EXERCISE.  From and after the Original Issuance Date, and until  5:00 P.M.,  New York  time,  on the  Expiration  Date (the  "Exercise
Period"),  the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Stock purchasable hereunder.

         In order to  exercise  this  Warrant,  in whole or in part,  the Holder shall deliver to the Company at its principal  office or at the office or agency designated  by the  Company  pursuant  to Section  12,  (i) a written  notice of
Holder's  election to exercise  this  Warrant,  which notice  shall  specify the number of shares of Warrant Stock to be  purchased,  (ii) payment of the Warrant
Price  as  provided  herein,  and  (iii)  this  Warrant.  Such  notice  shall be substantially in the form of the subscription  form appearing at the end of this
Warrant as EXHIBIT A, duly executed by the Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within  three  Business  Days  thereafter,  execute or cause to be executed  and deliver or cause to be delivered  to the Holder a  certificate  or  certificates representing  the aggregate number of full shares of Warrant Stock issuable upon such  exercise,  together  with  cash in lieu of any  fraction  of a  share,  as hereinafter  provided.  The stock certificate or certificates so delivered shall be, to the extent possible,  in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or such other name as shall be  designated  in the notice.  This  Warrant  shall be deemed to have been  exercised and such  certificate  or  certificates  shall be deemed to have been issued,  and the Holder or any other Person so designated to be named  therein  shall be  deemed  to have  become a Holder  of record of such shares  for all  purposes,  as of the date when the  notice,  together  with the payment of the  Warrant  Price and this  Warrant,  is received by the Company as described  above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the  certificate or certificates  representing
Warrant Stock,  deliver to the Holder a new Warrant evidencing the rights of the
Holder to purchase  the  unpurchased  shares of Common  Stock called for by this
Warrant,  which new Warrant shall in all other  respects be identical  with this
Warrant,  or at the request of the Holder,  appropriate  notation may be made on this Warrant and the same returned to the Holder.

         If the  Company  intentionally  and  willfully  fails to deliver to the holder such  certificate or  certificates  pursuant to this Section 2.1 (free of any restrictions on transfer or legends, if such shares have been registered) in accordance  herewith,  prior to the third  trading  day after the receipt by the
Company of (i) a written  notice of Holder's  election to exercise this Warrant, which  notice  shall  specify  the  number  of  shares  of  Warrant  Stock to be purchased,  (ii) payment of the Warrant Price as provided herein, and (iii) this
Warrant (the "DATE OF RECEIPT"),  the Company shall pay to such Holder, in cash, on a per diem  basis,  an  amount  equal to 2% of the  value of the  undelivered
Warrant Stock (based on the Current Market Price of the Common Stock on the Date
of Receipt) per month until such delivery takes place.

         Payment  of the  Warrant  Price may be made at the option of the Holder by: (i)  certified or official  bank check  payable to the order of the Company,
(ii) wire  transfer  to the account of the  Company or (iii) the  surrender  and cancellation  of a portion of shares of Common  Stock then held by the Holder or issuable upon such exercise of this Warrant,  which shall be valued and credited toward the total  Warrant  Price due the Company for the exercise of the Warrant based upon the Current Market Price of the Common Stock on the date of exercise.
All shares of Common Stock  issuable upon the exercise of this Warrant  pursuant to the terms  hereof  shall be validly  issued and,  upon payment of the Warrant
Price,  shall be fully paid and  nonassessable and not subject to any preemptive rights.

         2.2.    FRACTIONAL SHARES. The Company shall not be required to issue a fractional  share of  Common  Stock  upon  exercise  of any  Warrant.  As to any fraction of a share which the Holder of one or more  Warrants,  the rights under which are  exercised  in the same  transaction,  would  otherwise be entitled to purchase  upon such  exercise,  the Company shall pay an amount in cash equal to the  Current  Market  Price per share of  Common  Stock on the date of  exercise multiplied by such fraction.

         2.3.    CONTINUED  VALIDITY.  A holder of shares of Common Stock issued upon the exercise of this Warrant,  in whole or in part (other than a holder who acquires  such  shares  after the same have been  publicly  sold  pursuant  to a
Registration  Statement  under the  Securities  Act or sold pursuant to Rule 144 thereunder),  shall  continue to be entitled  with respect to such shares to all rights to which it would have been entitled as the Holder under  Sections 10 and
13 of this Warrant for as long as such holder holds such shares of Common Stock.

         2.4.    RESTRICTIONS ON EXERCISE AMOUNT.

         (i)     Unless a Holder  delivers  to the Company  irrevocable  written notice (x) prior to the date of issuance  hereof or sixty-one  days prior to the effective  date of such notice that this Section  2.4(i) shall not apply to such
Holder or (y)  prior to a Change  of  Control  the  terms of which  require  the conversion of the Preferred Stock into Common Stock,  the Holder may not acquire a number of shares of Warrant Stock to the extent that, upon such exercise,  the number of shares of Common Stock then beneficially  owned by such holder and its
Affiliates  and any other  persons or entities  whose  beneficial  ownership  of
Common Stock would be aggregated with the Holder's for purposes of Section 13(d)
of the Exchange Act (including shares held by any "group" of which the holder is a member, but, for avoidance of doubt, excluding shares of common stock issuable upon the exercise or conversion  of  securities or rights to acquire  securities that have  limitations on the right to convert,  exercise or purchase similar to the limitation set forth herein)  exceeds 4.99% of the total number of shares of
Common Stock of the Company then issued and  outstanding.  For purposes  hereof,
"group"  has the  meaning  set forth in Section  13(d) of the  Exchange  Act and applicable  regulations  of the  Securities  and  Exchange  Commission,  and the
percentage  held by the holder shall be determined in a manner  consistent  with the  provisions  of Section 13(d) of the Exchange Act. Each delivery of a notice of exercise by a Holder will constitute a representation  by such Holder that it has evaluated the limitation set forth in this paragraph and  determined,  based on the most recent public filings by the Company with the  Commission,  that the issuance of the full number of shares of Warrant Stock  requested in such notice of exercise is permitted under this paragraph.

         (ii)    In the event the Company is prohibited  from issuing  shares of
Warrant Stock as a result of any  restrictions or prohibitions  under applicable law or the rules or regulations  of any stock  exchange,  interdealer  quotation system  or other  self-regulatory  organization,  the  Company  shall as soon as possible  seek the  approval of its  stockholders  and take such other action to authorize  the  issuance of the full number of shares of Common  Stock  issuable upon exercise of this Warrant.

         3.      TRANSFER, DIVISION AND COMBINATION.

         3.1.    TRANSFER.  The Warrants  and the Warrant  Stock shall be freely transferable, subject to compliance with all applicable laws, including, but not limited to the Securities  Act. If, at the time of the surrender of this Warrant in  connection  with any  transfer of this  Warrant or the resale of the Warrant
Stock, this Warrant or the Warrant Stock, as applicable, shall not be registered under the  Securities  Act, the Company may require,  as a condition of allowing such  transfer (i) that the Holder or  transferee of this Warrant or the Warrant
Stock as the case may be,  furnish to the  Company a written  opinion of counsel that is  reasonably  acceptable  to the Company to the effect that such transfer may be made without  registration under the Securities Act, (ii) that the Holder or transferee  execute and deliver to the Company an  investment  letter in form and substance  acceptable to the Company and  substantially in the form attached as EXHIBIT C hereto and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a)  promulgated  under the Securities Act.  Transfer of this
Warrant and all rights  hereunder,  in whole or in part, in accordance  with the foregoing  provisions,  shall be  registered  on the books of the  Company to be maintained  for such  purpose,  upon  surrender of this Warrant at the principal office  of the  Company  referred  to in  Section  2.1 or the  office  or agency designated  by the  Company  pursuant  to Section  12,  together  with a written assignment  of this Warrant  substantially  in the form of EXHIBIT B hereto duly executed by the Holder or its agent or attorney and funds  sufficient to pay any transfer  taxes payable upon the making of such  transfer.  Upon such  surrender and, if required,  such  payment,  the Company  shall  execute and deliver a new
Warrant  or  Warrants  in the  name  of the  assignee  or  assignees  and in the denomination specified in such instrument of assignment,  and shall issue to the assignor a new Warrant  evidencing  the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Following a transfer that complies with the requirements of this Section 3.1, the Warrant may be exercised by a new
Holder for the  purchase  of shares of Common  Stock  regardless  of whether the
Company issued or registered a new Warrant on the books of the Company.

         3.2.    RESTRICTIVE   LEGEND.   Each   certificate  for  Warrant  Stock
initially  issued upon the exercise of this Warrant,  and each  certificate  for
Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise  imprinted with a legend in substantially  the following form:

"THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR
TRANSFERRED,  IN THE ABSENCE OF AN EFFECTIVE  REGISTRATION  STATEMENT UNDER SAID
ACT OR UNLESS  THE  COMPANY  HAS  RECEIVED  AN  OPINION  OF  COUNSEL  REASONABLY
SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED."

         3.3.    DIVISION AND COMBINATION;  EXPENSES; BOOKS. This Warrant may be
divided  or  combined  with  other  Warrants  upon  presentation  hereof  at the aforesaid  office or  agency  of the  Company,  together  with a written  notice specifying the names and  denominations  in which new Warrants are to be issued, signed by the  Holder or its  agent or  attorney.  Subject  to  compliance  with
Section  3.1 as to any  transfer  which  may be  involved  in such  division  or combination,  the Company shall execute and deliver a new Warrant or Warrants in exchange  for the Warrant or  Warrants  to be divided or combined in  accordance with such  notice.  The  Company  shall  prepare,  issue and  deliver at its own expense the new Warrant or Warrants  under this Section 3. The Company agrees to maintain,  at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

         4.      ADJUSTMENTS.  The  number of  shares of Common  Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant,  shall be subject to adjustment from time to time as set forth in this Section 4. The Company  shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

         4.1.    STOCK DIVIDENDS,  SUBDIVISIONS AND COMBINATIONS. If at any time while this Warrant is outstanding the Company shall:

                 (i)     declare  a  dividend  or  make  a  distribution  on its
outstanding shares of Common Stock in shares of Common Stock,

                 (ii)    subdivide its outstanding shares of Common Stock into a
larger number of shares of Common Stock, or

                 (iii)   combine its  outstanding  shares of Common Stock into a
smaller number of shares of Common Stock, then:

         (1)     the number of shares of Common Stock  acquirable  upon exercise of this  Warrant  immediately  after the  occurrence  of any such event shall be adjusted to equal the number of shares of Common Stock which a record  holder of the same number of shares of Common Stock that would have been acquirable  under this  Warrant  immediately  prior  to the  record  date  for  such  dividend  or distribution or the effective date of such subdivision or combination  would own or be entitled to receive after such record date or the  effective  date of such subdivision or combination, as applicable, and

         (2)     the Current Warrant Price shall be adjusted to equal:

                 (A)     the Current  Warrant Price in effect at the time of the
         record date for such dividend or  distribution or of the effective date of such subdivision or combination,  multiplied by the number of shares of Common  Stock  into which this  Warrant is  exercisable  immediately prior to the adjustment, divided by

                  (B)    the  number of shares of Common  Stock  into which this
         Warrant is exercisable immediately after such adjustment.

         Any  adjustment  made  pursuant to clause (i) of this  paragraph  shall become  effective  immediately  after the record date for the  determination  of stockholders  entitled  to  receive  such  dividend  or  distribution,  and  any adjustment  pursuant to clauses  (ii) or (iii) of this  paragraph  shall  become
effective   immediately   after  the  effective  date  of  such  subdivision  or
combination.

         4.2.    CERTAIN OTHER DISTRIBUTIONS.  If at any time while this Warrant is  outstanding  the Company  shall cause the holders of its Common  Stock to be entitled to receive any dividend or other distribution of:

                 (i)     cash,

                 (ii)    any evidences of its indebtedness,  any shares of stock
of any class or any  other  securities  or  property  or  assets  of any  nature whatsoever  (other than cash or additional shares of Common Stock as provided in
Section 4.1 hereof), or

                 (iii)   any  warrants  or  other  rights  to  subscribe  for or
purchase any evidences of its indebtedness,  any shares of stock of any class or any other securities or property or assets of any nature whatsoever, then:

         the Current  Warrant  Price in effect  immediately  prior to the record date fixed for  determination of stockholders  entitled to receive such distribution  shall be adjusted to equal (x) the Current  Warrant Price in effect  immediately  prior to the  record  date MINUS (y) the amount
         allocable   to  one  share  of  Common   Stock  of  any  such  cash  so
         distributable and of the fair value (as determined in good faith by the
         Board of  Directors  of the  Company) of any and all such  evidences of indebtedness, shares of stock, other securities or property or warrants
         or  other   subscription  or  purchase  rights  so   distributable.   A
         reclassification of the Common Stock (other than a change in par value, or from par value to no par  value or from no par  value to par  value)
         into  shares of Common  Stock  and  shares of any other  class of stock shall be deemed a  distribution  by the  Company to the  holders of its
         Common  Stock of such  shares of such other  class of stock  within the meaning of this  Section 4.2 and, if the  outstanding  shares of Common
         Stock  shall be changed  into a larger or  smaller  number of shares of
         Common Stock as a part of such  reclassification,  such change shall be deemed  a  subdivision  or  combination,  as the  case  may be,  of the outstanding shares of Common Stock within the meaning of Section 4.1.

         4.3.    ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                 (i)     If at any time while this  Warrant is  outstanding  the
Company  shall issue or sell any  Additional  Shares of Common Stock in exchange for  consideration  in an amount per Additional  Share of Common Stock less than the Current Warrant Price at the time the additional  shares of Common Stock are issued or sold, then:

                 (A)     the Current  Warrant  Price  immediately  prior to such
issue or sale shall be reduced to a price determined by dividing

                         (1)     an amount equal to the sum of (a) the number of
         shares of Common Stock  outstanding  immediately prior to such issue or sale multiplied by the then existing  Current  Warrant Price,  plus (b)
         the  consideration,  if any, received by the Company upon such issue or sale, by

                         (2)     the total  number  of  shares  of Common  Stock
         outstanding immediately after such issue or sale; and

                 (B)     the number of shares of Common  Stock  acquirable  upon
exercise of this Warrant shall be adjusted to equal the amount obtained by

                         (1)     multiplying the Current Warrant Price in effect
         immediately  prior to such  issue or sale by the  number  of  shares of
         Common Stock acquirable upon exercise of this Warrant immediately prior to such issue or sale and

                         (2)     dividing  the  product  thereof by the  Current
         Warrant Price  resulting  from the  adjustment  made pursuant to clause
         (A).

                 (ii)    The  provisions of paragraph  4.3(i) shall not apply to
any issuance of  additional  shares of Common Stock for which an  adjustment  is provided  under  Section  4.1 or 4.2. No  adjustment  of the number of shares of
Common  Stock  acquirable  upon  exercise  of this  Warrant  shall be made under paragraph  4.3(i) upon the  issuance of any  additional  shares of Common  Stock which are issued pursuant to the exercise of any warrants or other  subscription or purchase  rights or pursuant to the  exercise of any  conversion  or exchange rights in any convertible  securities,  if any such adjustment  shall previously have been made upon the  issuance of such  warrants or other  rights or upon the issuance of such convertible  securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4.

         4.4.    ISSUANCE OF COMMON STOCK EQUIVALENTS. If at any time while this
Warrant is  outstanding  the Company  shall issue or sell any  warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any securities  convertible  into shares of Common Stock (other than the  Additional
Shares of Common Stock) (collectively,  "Common Stock Equivalents"),  whether or not the rights to exchange or convert  thereunder are  immediately  exercisable, and the  effective  price per share for which Common Stock is issuable  upon the
exercise,   exchange  or  conversion  of  such  Common  Stock  Equivalents  (the
"EFFECTIVE  PRICE")  shall be less  than the  Current  Warrant  Price in  effect immediately  prior to the time of such issue or sale,  then the number of shares of Warrant  Stock  acquirable  upon the exercise of this Warrant and the Current
Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum  number of additional  shares of Common Stock  issuable  pursuant to all such  Common  Stock  Equivalents  shall  be  deemed  to  have  been  issued  and outstanding and the Company shall have received all of the consideration payable therefor,  if any, as of the date of the actual  issuance  of such Common  Stock
Equivalents.  If the Effective Price is  subsequently  reduced to a lower price, then the adjustment for the issuance of the applicable  Common Stock Equivalents pursuant to this Section 4.4 shall be re-calculated  based upon such lower price effective  as of the  date of such  reduction.  No  further  adjustments  to the current Warrant Price shall be made under this Section 4.4 upon the actual issue of such Common Stock upon the  exercise,  conversion  or exchange of such Common
Stock Equivalents.

         4.5.    SUPERSEDING ADJUSTMENT.

                 (i)     If, at any time after any  adjustment  of the number of
shares of Common  Stock into which this Warrant is  exercisable  and the Current
Warrant  Price shall have been made pursuant to Section 4.4 as the result of any issuance of Common  Stock  Equivalents,  (x) the right to  exercise,  convert or exchange  all or a  portion  of  such  Common  Stock  Equivalents  shall  expire unexercised,  or (y) the conversion  rate or  consideration  per share for which shares of Common  Stock are issuable  pursuant to such Common Stock  Equivalents shall be  increased  solely by virtue of  provisions  therein  contained  for an automatic  increase in such conversion rate or consideration  per share upon the occurrence of a specified date or event,  then any such previous  adjustments to the  Current  Warrant  Price and the number of shares of Common  Stock for which this Warrant is  exercisable  shall be rescinded and annulled and the additional shares of Common  Stock  which were  deemed to have been issued by virtue of the computation  made in  connection  with the  adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation.

                 (ii)    Upon the  occurrence  of an event set forth in  Section
4.5(i)  above there shall be a  recomputation  made of the effect of such Common
Stock  Equivalents on the basis of: (i) treating the number of additional shares of  Common  Stock or other  property,  if any,  theretofore  actually  issued or issuable  pursuant  to the  previous  exercise,  conversion  or exchange of such
Common Stock Equivalents, as having been issued on the date or dates of any such exercise, conversion or exchange and for the consideration actually received and

                                       10

receivable  therefor,  and (ii) treating any such Common Stock Equivalents which then remain  outstanding as having been granted or issued  immediately after the time of such  increase of the  conversion  rate or  consideration  per share for which  shares of Common Stock or other  property are issuable  under such Common
Stock Equivalents;  whereupon a new adjustment to the number of shares of Common
Stock for which this Warrant is exercisable  and the Current Warrant Price shall be made,  which new  adjustment  shall  supersede  the  previous  adjustment  so rescinded and annulled.

         4.6.    OTHER  PROVISIONS  APPLICABLE  TO  ADJUSTMENTS.  The  following provisions  shall be  applicable to the making of  adjustments  of the number of shares of Common  Stock into which this Warrant is  exercisable  and the Current
Warrant Price provided for in Section 4:

                 (a)     WHEN  ADJUSTMENTS TO BE MADE. The adjustments  required
by  Section  4 shall  be made  whenever  and as  often  as any  specified  event requiring an  adjustment  shall occur,  except that any that would  otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common  Stock,  as  provided  for in  Section  4.1) up to, but not beyond the date of  exercise if such  adjustment  either by itself or with other adjustments  not previously made adds or subtracts less than 1% of the shares of
Common Stock into which this  Warrant is  exercisable  immediately  prior to the making of such  adjustment.  Any  adjustment  representing a change of less than such minimum  amount (except as aforesaid)  which is postponed  shall be carried forward and made as soon as such  adjustment,  together  with other  adjustments required by this Section 4 and not  previously  made,  would result in a minimum adjustment or on the date of exercise.  For the purpose of any  adjustment,  any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                 (b)     FRACTIONAL  INTERESTS.  In computing  adjustments under
this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                 (c)     WHEN ADJUSTMENT NOT REQUIRED. If the Company undertakes
a transaction  contemplated  under this Section 4 and as a result takes a record of the holders of its Common Stock for the purpose of entitling  them to receive a dividend or  distribution or subscription or purchase rights or other benefits contemplated  under  this  Section  4  and  shall,  thereafter  and  before  the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend,  distribution,  subscription or purchase rights or other benefits contemplated  under  this  Section 4, then  thereafter  no  adjustment  shall be required  by  reason  of the  taking  of such  record  and any  such  adjustment previously made in respect thereof shall be rescinded and annulled.

                 (d)     ESCROW  OF  STOCK.   If  after  any  property   becomes
distributable pursuant to Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken,  a holder of this  Warrant  exercises  the Warrant  during such time,  then such holder  shall  continue to be entitled to receive any shares of
Common Stock issuable upon exercise  hereunder by reason of such  adjustment and such  shares or other  property  shall be held in escrow  for the holder of this
Warrant by the  Company to be issued to holder of this  Warrant  upon and to the extent that the event actually takes place.  Notwithstanding any other provision to the  contrary  herein,  if the event for which such record was taken fails to occur or is  rescinded,  then such  escrowed  shares  shall be  canceled  by the
Company and escrowed property returned to the Company.

                                       11

         4.7.    REORGANIZATION,   RECLASSIFICATION,  MERGER,  CONSOLIDATION  OR
DISPOSITION OF ASSETS.

                 (a)     If  there  shall  occur  a  Change  of  Control  and if
pursuant to the terms of such Change of Control,  shares of common  stock of the successor  or  acquiring  corporation,  or any  cash,  shares  of stock or other securities  or property of any nature  whatsoever  (including  warrants or other subscription  or purchase  rights) in addition to or in lieu of common  stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Warrant shall have the right  thereafter  to receive,  upon the exercise of the Warrant,  the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other
Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common  Stock into  which  this  Warrant is  exercisable immediately prior to such event.

                 (b)     In case of any such Change of Control  described above,
the  successor or acquiring  corporation  (if other than the Company) and, if an entity  different  from the  successor  or  surviving  entity,  the entity whose capital  stock or assets the holders of Common Stock of the Company are entitled to receive as a result of such  transaction,  shall expressly assume the due and punctual  observance and performance of each and every covenant and condition of contained in this  Warrant to be  performed  and observed by the Company and all the obligations and liabilities hereunder,  subject to such modifications as may be deemed  appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for  adjustments  of shares of the Common Stock into which this Warrant is  exercisable  which shall be as nearly  equivalent as practicable  to the  adjustments  provided  for in  Section 4. For  purposes  of
Section 4, common stock of the successor or acquiring  corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on  liquidation  over any other  class of stock of such  corporation  and which is not  subject to  redemption  and shall also  include any  evidences  of indebtedness,  shares of stock or other securities which are convertible into or exchangeable  for any such stock,  either  immediately  or upon the arrival of a specified  date or the happening of a specified  event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing  provisions of
this  Section  4  shall  similarly   apply  to  successive   Change  of  Control
transactions.

         4.8.    OTHER ACTION  AFFECTING  COMMON  STOCK.  In case at any time or from time to time the  Company  shall  take any  action in respect of its Common
Stock,  other than the payment of dividends  permitted by Section 4 or any other action  described  in  Section  4,  then,  unless  such  action  will not have a materially  adverse  effect upon the rights of the holder of this  Warrant,  the number of shares of Common  Stock or other  stock  into  which  this  Warrant is exercisable  and/or the purchase  price thereof shall be adjusted in such manner as may be equitable in the circumstances. No adjustment pursuant to this Section
4.8 shall be made if such adjustment  would result in an increase of the Current
Warrant Price then in effect or a decrease in the number of Warrant Shares.

         4.9.    CERTAIN  LIMITATIONS.  Notwithstanding  anything  herein to the contrary,  the Company agrees not to enter into any transaction which, by reason of any adjustment  hereunder,  would cause the Current  Warrant Price to be less than the par value per share of Common Stock.

                                       12

         4.10.   STOCK  TRANSFER  TAXES.  The issue of stock  certificates  upon exercise of this Warrant shall be made without  charge to the holder for any tax in respect of such issue. The Company shall not, however, be required to pay any tax which may be payable in respect of any  transfer  involved  in the issue and delivery  of shares in any name other  than that of the holder of this  Warrant, and the  Company  shall  not be  required  to issue or  deliver  any such  stock certificate  unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have  established to the satisfaction of the Company that such tax has been paid.

         5.      NOTICES TO WARRANT HOLDERS.

         5.1.    CERTIFICATE  AS TO  ADJUSTMENTS.  Upon the  occurrence  of each adjustment or  readjustment of the Current  Warrant Price,  the Company,  at its
expense,  shall promptly  compute such  adjustment or readjustment in accordance with the terms  hereof and prepare  and furnish to the Holder of this  Warrant a certificate  setting forth such adjustment or readjustment and showing in detail the facts upon which such  adjustment  or  readjustment  is based.  The  Company shall,  upon the  written  request  at any time of the  Holder of this  Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth
(i) such  adjustments and  readjustments,  (ii) the Current Warrant Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, or other  property which at the time would be received upon the exercise of
Warrants owned by such Holder.

         5.2.    NOTICE OF CORPORATE ACTION. If at any time:

                 (a)     the  Company  shall take a record of the holders of its
Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally  available for the payment of dividends under the laws of the  jurisdiction of incorporation of the Company) or other  distribution,  or any right to subscribe  for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                 (b)     there  shall  be  any  capital  reorganization  of  the
Company,  any  reclassification  or recapitalization of the capital stock of the
Company  or any  consolidation  or  merger  of the  Company  with,  or any sale, transfer or other disposition of all or substantially  all the property,  assets or business of the Company to, another corporation, or

                 (c)     there shall be a  voluntary  or  involuntary  dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Holder (i)
at least 20 days' prior written  notice of the date on which a record date shall be selected for such dividend,  distribution or right or for determining  rights to  vote  in  respect  of any  such  reorganization,  reclassification,  merger, consolidation, sale, transfer, disposition,  dissolution, liquidation or winding up, and (ii) in the case of any such reorganization,  reclassification,  merger, consolidation, sale, transfer, disposition,  dissolution, liquidation or winding up, at least 20 days' prior written  notice of the date when the same shall take place.  Such notice in accordance  with the foregoing  clause also shall specify
(i) the date on which any such  record is to be taken  for the  purpose  of such

                                       13

dividend,  distribution or right,  the date on which the holders of Common Stock shall be entitled to any such dividend,  distribution  or right,  and the amount and  character  thereof,  and (ii) the  date on which  any such  reorganization,
reclassification,    merger,   consolidation,   sale,   transfer,   disposition,
dissolution,  liquidation  or winding  up is to take place and the time,  if any such  time is to be fixed,  as of which the  holders  of Common  Stock  shall be entitled  to  exchange  their  shares of Common  Stock for  securities  or other
property  deliverable  upon  such  reorganization,   reclassification,   merger,
consolidation, sale, transfer, disposition,  dissolution, liquidation or winding
up. Each such  written  notice shall be  sufficiently  given if addressed to the
Holder at the last  address of the Holder  appearing on the books of the Company and delivered in accordance with Section 16.2.

         5.3.    NO RIGHTS AS  STOCKHOLDER.  This  Warrant  does not entitle the
Holder to any voting or other rights as a  stockholder  of the Company  prior to exercise and payment for the Warrant Price in accordance with the terms hereof.

         6.      NO IMPAIRMENT.  The Company shall not by any action, including, without  limitation,  amending  its  articles  of  incorporation  or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities  or any other  voluntary  action,  avoid or seek to avoid the observance or performance  of any of the terms of this Warrant,  but will at all times in good  faith  assist in the  carrying  out of all such  terms and in the taking of all such  actions as may be necessary  or  appropriate  to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing,  the  Company  will (a) not  increase  the par value of any shares of
Common  Stock  receivable  upon the  exercise of this  Warrant  above the amount payable  therefor upon such exercise  immediately  prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of
Common Stock upon the exercise of this Warrant,  and (c) use its best efforts to
obtain  all  such  authorizations,   exemptions  or  consents  from  any  public
regulatory  body having  jurisdiction  thereof as may be necessary to enable the
Company to perform its obligations  under this Warrant.  Upon the request of the
Holder,  the  Company  will at any  time  during  the  period  this  Warrant  is outstanding  acknowledge in writing,  in form  satisfactory  to the Holder,  the continuing  validity  of  this  Warrant  and  the  obligations  of  the  Company hereunder.

         7.      RESERVATION  AND  AUTHORIZATION  OF COMMON STOCK;  REGISTRATION
WITH  APPROVAL  OF ANY  GOVERNMENTAL  AUTHORITY.  From and  after  the  Original
Issuance  Date,  the Company shall at all times  reserve and keep  available for issue upon the exercise of Warrants such number of its  authorized  but unissued shares of Common Stock as will be  sufficient  to permit the exercise in full of all outstanding  Warrants (without regard to any ownership  limitations provided in Section 2.4(i)). All shares of Common Stock which shall be so issuable,  when issued upon exercise of any Warrant and payment  therefor in accordance with the terms of such  Warrant,  shall be duly and  validly  issued  and fully  paid and nonassessable,  and not subject to preemptive  rights.  Before taking any action which would cause an  adjustment  reducing the Current  Warrant  Price below the then par value,  if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in  order  that the  Company  may  validly  and  legally  issue  fully  paid and non-assessable  shares of such Common  Stock at such  adjusted  Current  Warrant
Price.  Before  taking any action  which would  result in an  adjustment  in the number of shares of Common Stock for which this Warrant is exercisable or in the

                                       14

Current  Warrant  Price,  the Company  shall obtain all such  authorizations  or exemptions  thereof,  or consents  thereto,  as may be necessary from any public regulatory body or bodies having  jurisdiction  thereof. If any shares of Common
Stock  required to be reserved for issuance  upon  exercise of Warrants  require registration or qualification with any governmental  authority under any federal or state law before  such  shares may be so issued  (other than as a result of a prior or contemplated  distribution by the Holder of this Warrant),  the Company will in good faith and as  expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

         8.      TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS. In the case of all  dividends  or other  distributions  by the Company to the holders of its
Common  Stock  with  respect to which any  provision  of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record  and will take such  record as of the close of  business  on a Business
Day. The Company will not at any time, except upon  dissolution,  liquidation or winding up of the Company,  close its stock transfer  books or Warrant  transfer books so as to result in  preventing or delaying the exercise or transfer of any
Warrant.

         9.      REGISTRATION  RIGHTS.  The resale of the Warrant Stock shall be registered in accordance with the terms and conditions contained in that certain
Investor Rights  Agreement dated June ___, 2006,  among the Holder,  the Company and the other parties  named  therein (the  "Investor  Rights  Agreement").  The
Holder acknowledges that pursuant to the Investor Rights Agreement,  the Company has the right to request  that the Holder  furnish  information  regarding  such
Holder and the  distribution  of the Warrant  Stock as is required by law or the
Commission  to be  disclosed  in the  Registration  Statement  (as such  term is defined in the Investor Rights Agreement), and the Company may exclude from such registration the shares of Warrant Stock acquirable hereunder if Holder fails to furnish such  information  within a reasonable  time prior to the filing of each
Registration Statement,  supplemented prospectus included therein and/or amended
Registration Statement.

         10.     SUPPLYING  INFORMATION.  Upon any default by the Company of its obligations hereunder or under the Investor Rights Agreement,  the Company shall cooperate  with the Holder in supplying  such  information  as may be reasonably necessary for such Holder to complete and file any  information  reporting forms presently  or  hereafter  required  by  the  Commission  as a  condition  to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

         11.     LOSS OR MUTILATION. Upon receipt by the Company from the Holder of evidence  reasonably  satisfactory  to it of the  ownership  of and the loss, theft,  destruction  or  mutilation  of this  Warrant and  indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses  incidental  thereto  and in  case of  mutilation  upon  surrender  and cancellation  hereof,  the Company will execute and deliver in lieu hereof a new
Warrant  of like tenor to the  Holder;  provided,  however,  that in the case of mutilation,  no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

         12.     OFFICE OF THE COMPANY.  As long as any of the  Warrants  remain outstanding,  the Company  shall  maintain an office or agency (which may be the principal  executive offices of the Company) where the Warrants may be presented for exercise,  registration of transfer,  division or combination as provided in this Warrant.

                                       15

         13.     FINANCIAL AND BUSINESS INFORMATION.

         13.1.   QUARTERLY INFORMATION.  The Company will deliver to the Holder, as soon as  available  and in any event  within 45 days after the end of each of the first three  quarters of each  fiscal  year of the  Company,  one copy of an unaudited  consolidated  balance sheet of the Company and its subsidiaries as at the end of such quarter,  and the related unaudited  consolidated  statements of income,  retained earnings and cash flow of the Company and its subsidiaries for such quarter and, in the case of the second and third quarters,  for the portion of the fiscal  year  ending  with such  quarter,  setting  forth in each case in comparative  form the  figures  for the  corresponding  periods in the  previous fiscal  year.  Such  financial  statements  shall be  prepared by the Company in accordance with GAAP and accompanied by the certification of the Company's chief executive  officer or chief  financial  officer that such  financial  statements present fairly the consolidated  financial  position,  results of operations and cash flow of the Company and its  subsidiaries as at the end of such quarter and for such year-to-date  period, as the case may be; provided,  however,  that the
Company  shall have no obligation to deliver such  quarterly  information  under this Section 13.1 to the extent it is publicly available;  and provided further, that if such information contains material non-public  information,  the Company shall so notify the Holder  prior to delivery  thereof and the Holder shall have the right to refuse delivery of such information.

         13.2.   ANNUAL  INFORMATION.  The Company will deliver to the Holder as soon as  available  and in any event within 90 days after the end of each fiscal year of the Company,  one copy of an audited  consolidated  balance sheet of the
Company  and  its  subsidiaries  as  at  the  end  of  such  year,  and  audited consolidated  statements  of  income,  retained  earnings  and cash  flow of the
Company  and its  subsidiaries  for such  year;  setting  forth in each  case in comparative  form the  figures  for the  corresponding  periods in the  previous fiscal year; all prepared in accordance  with GAAP, and which audited  financial statements  shall  be  accompanied  by an  opinion  thereon  of the  independent certified public  accountants  regularly  retained by the Company,  or any other firm of independent certified public accountants of recognized national standing selected by the  Company;  provided,  however,  that the  Company  shall have no obligation  to deliver  such annual  information  under this Section 13.2 to the extent it is publicly available;  and provided further, that if such information contains material non-public information, the Company shall so notify the Holder prior to delivery thereof and the Holder shall have the right to refuse delivery of such information.

         13.3.   FILINGS.  The Company will file on or before the required  date all  regular  or  periodic  reports  (pursuant  to the  Exchange  Act)  with the
Commission and will deliver to Holder promptly upon their becoming available one copy of each  report,  notice  or proxy  statement  sent by the  Company  to its stockholders generally.

         14.     LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative  action by the Holder to  purchase  shares of Common  Stock,  and no enumeration herein of the rights or privileges of the Holder hereof,  shall give rise to any liability of the Holder for the purchase  price of any Common Stock, whether  such  liability  is  asserted  by the  Company or by  creditors  of the
Company.

                                       16

         15. REDEMPTION AT COMPANY'S ELECTION.

         15.1.   The Company may at the option of the Board of  Directors of the
Company  redeem this  Warrant,  in whole or in part, at any time after June ___,
2007 provided that (i) the Current  Market Price (as determined by paragraph (2)
of such  definition)  is greater  than  $_____ (as  adjusted  for stock  splits, reverse  splits,  stock dividends and the like) for twenty  consecutive  Trading
Days, (ii) the trading volume of the Common Stock on the applicable  exchange or market for at least fifteen of the twenty  consecutive  Trading Days provided in clause  (i) above is not less  than  100,000  shares  per such  Trading  Day (as adjusted for stock splits,  reverse  splits,  stock  dividends and the like) and
(iii) all of the Warrant  Stock  underlying  the  Warrants to be redeemed (x) is then registered under an effective registration statement in accordance with the terms and  conditions  of the Investor  Rights  Agreement  and the Company is in
compliance in all material  respects with the Investor  Rights  Agreement or (y)
may be sold  without  restriction  pursuant  to Rule 144(k)  promulgated  by the
Commission under the Securities Act (any date on which the provisions of clauses
(i), (ii) and (iii) are satisfied,  a "Qualifying  Date"). The amount payable in redemption of the rights to purchase the Warrant Stock  pursuant to this Section
15.1 shall be cash equal to $0.001  multiplied  by the number of Warrant  Shares that would be  issuable  upon  exercise  of the  Warrants  being  redeemed  (the
"Redemption Price").

         15.2.   The Company shall effect a redemption as follows:

                 (i)     The number of warrants subject to redemption (including
the  Warrants)  shall be  allocated  pro rata  among the  holders  of all of the warrants to purchase  Common Stock issued by the Company upon  conversion of the
Notes and the Existing Notes (collectively,  the "Redemption  Warrants"),  based upon the number of Redemption  Warrants then  outstanding  that are held by each such holder.

                 (ii)    The Company shall pay the Redemption  Price in cash for
the Redemption Warrants to be redeemed.

                 (iii)   At least 15 but no more than 60 days  prior to the date
fixed for any redemption of any  Redemption  Warrants (the  "Redemption  Date"),
written  notice  shall be given  (which  notice shall be given not later than 10 days  following  the  applicable  Qualifying  Date) to each  holder of record of
Redemption  Warrants to be redeemed,  notifying such holder of the redemption to be effected,  specifying the Redemption Date, the Redemption Price, the place at which  payment may be  obtained,  calling  upon such holder to  surrender to the
Company,  in  the  manner  and at  the  place  designated,  its  certificate  or certificates  representing the Redemption  Warrants to be redeemed and notifying the  holder  that,  if  applicable,  the  holder  may  elect  to opt  out of the restrictions  on  exercise  set forth in Section  2.4 in order to  exercise  the
Warrant in full prior to the Redemption Date (the  "Redemption  Notice").  On or
after the  Redemption  Date,  each holder of Redemption  Warrants to be redeemed shall surrender to the Company the certificate or certificates representing such warrants,  in the manner and at the place  designated in the Redemption  Notice, and thereupon the  Redemption  Price  therefor shall be paid to the person whose name appears on such certificate or certificates as the owner thereof,  and upon such payment, each surrendered  certificate shall be canceled. In the event less than all the warrants  represented by any such  certificate are redeemed,  a new certificate shall be issued representing the unredeemed warrants.  For avoidance of  doubt,  the  holder  may  exercise  the  Warrant  at any  time  prior to the

                                       17

redemption  of the Warrant  pursuant to this Section 15. If the holder would not be  permitted to exercise  this Warrant in full on the date that the  Redemption
Notice is delivered to the holder as a result of the  restrictions  set forth in
Section 2.4, then the Redemption  Date shall be delayed to that date which is 70 days following the date that the  Redemption  Notice is delivered to the holder.
For purposes of determining whether a holder would be permitted to exercise this
Warrant  in full as set  forth in the  previous  sentence,  the  holder  and its
Affiliates shall not be required to sell any securities of the Company then held by them.

                 (iv)    On the date  that a  Redemption  Notice is given to the
holder,  the Company  shall issue a press release and file such press release on
Form 8-K.  Such  press  release  shall  describe  the  terms of the  redemption, including  the  number of  warrants  to be  redeemed,  the  price at which  such warrants will be redeemed,  the redemption  date and any other material terms or information  regarding the  redemption  reasonably  necessary to ensure that the holder shall not be in possession of material nonpublic information upon receipt of the Redemption Notice.

         16.     MISCELLANEOUS.

         16.1.   NONWAIVER  AND  EXPENSES.  No course of dealing or any delay or failure to exercise any right  hereunder on the part of the Holder shall operate as a waiver of such right or  otherwise  prejudice  Holder's  rights,  powers or remedies.  If the Company  fails to make,  when due, any  payments  provided for hereunder,  or fails to comply with any other  provision  of this  Warrant,  the
Company shall pay to the Holder such amounts as shall be sufficient to cover any third  party  costs and  expenses  including,  but not  limited  to,  reasonable attorneys'  fees,  including  those of  appellate  proceedings,  incurred by the
Holder in collecting any amounts due pursuant  hereto or in otherwise  enforcing any of its rights, powers or remedies hereunder.

         16.2.   NOTICE  GENERALLY.  All  notices,  requests,  demands  or other communications provided for herein shall be in writing and shall be given in the manner and to the addresses set forth in the Purchase Agreement.

         16.3.   SUCCESSORS  AND  ASSIGNS.   Subject  to  compliance   with  the
provisions  of Section 3.1, this Warrant and the rights  evidenced  hereby shall inure to the benefit of and be binding  upon the  successors  of the Company and the  successors  and assigns of the Holder.  The  provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

         16.4.   AMENDMENT.  This  Warrant  may be  modified  or  amended or the provisions of this Warrant  waived with the written  consent of both the Company and the Holder.

         16.5.  SEVERABILITY.  Wherever possible, each provision of this Warrant shall  be  interpreted  in  such  manner  as to be  effective  and  valid  under applicable  law, but if any  provision of this Warrant shall be prohibited by or invalid under  applicable law, such provision shall be modified to the extent of such  prohibition  or  invalidity,  without  invalidating  the remainder of such provision or the remaining provisions of this Warrant.

         16.6.   HEADINGS.  The  headings  used  in  this  Warrant  are  for the convenience of reference  only and shall not, for any purpose,  be deemed a part of this Warrant.

                                       18

         16.7.   GOVERNING LAW. This Warrant and the  transactions  contemplated hereby shall be deemed to be  consummated  in the State of New York and shall be governed by and  interpreted  in accordance  with the local laws of the State of
New York without regard to the provisions thereof relating to conflicts of laws.
The Company hereby  irrevocably  consents to the exclusive  jurisdiction  of the
State and Federal courts  located in New York City, New York in connection  with any action or proceeding arising out of or relating to this Warrant. In any such litigation the Company agrees that the service  thereof may be made by certified or registered mail directed to the Company pursuant to Section 16.2.

                            [Signature Page Follows]

                                       19

         IN WITNESS WHEREOF,  GlobalOptions  Group, Inc. has caused this Warrant to be executed by its duly authorized officer and attested by its Secretary.

Dated: June ___, 2006

                                                GLOBALOPTIONS GROUP, INC.

                                                By: /s/
                                                    ----------------------------
                                                Name:
                                                Title:

Attest:

By: /s/
    -----------------------------
Name:
Title: Secretary

                                       20

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

         1.      The  undersigned  hereby elects to purchase  ________ shares of the Common  Stock of  GlobalOptions  Group,  Inc.  pursuant  to the terms of the attached  Warrant,  and tenders  herewith  payment of the purchase price of such shares in full.

         2.      The undersigned hereby elects to convert the attached Warrant into Common Stock of GlobalOptions Group, Inc. through "cashless exercise" in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Shares covered by the Warrant.

         3.      Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                                                --------------------------------
                                                              (Name)

                                                --------------------------------
                                                --------------------------------
                                                --------------------------------
                                                             (Address)

         [and,  if such shares of Common Stock shall not include all of the shares of Common  Stock  issuable as provided in this  Warrant,  that a new
Warrant  of like  tenor and date for the  balance  of the  shares of Common
Stock issuable hereunder be delivered to the undersigned.]

---------------------------------
(Name of Registered Owner)

---------------------------------
(Signature of Registered Owner)

---------------------------------
(Street Address)

---------------------------------
(State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                       21

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of common stock of GlobalOptions Group, Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of common stock set forth below:

---------------------------------

---------------------------------

---------------------------------
(Name and Address of Assignee)

---------------------------------
(Number of Shares of Common Stock)

and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:
       --------------------------

---------------------------------
(Print Name and Title)

---------------------------------
(Signature)

---------------------------------
(Witness)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                       22

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER

In connection with the acquisition of [warrants (the "Warrants") to purchase
____ shares of common stock of GlobalOptions Group, Inc. (the "Company"), par value $0.001 per share (the "Common Stock")][___shares of common stock of
GlobalOptions Group, Inc. (the "Company"), par value $0.001 per share (the
"Common Stock") upon the exercise of warrants by ________], by _______________
(the "Holder") from _____________, the Holder hereby represents and warrants to the Company as follows:

The Holder (i) is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the
"Act"); and (ii) has the ability to bear the economic risks of such Holder's prospective investment, including a complete loss of Holder's investment in the
Warrants and the shares of Common Stock issuable upon the exercise thereof
(collectively, the "Securities").

The Holder, by acceptance of the Warrants, represents and warrants to the
Company that the Warrants and all securities acquired upon any and all exercises of the Warrants are purchased for the Holder's own account, and not with view to distribution of either the Warrants or any securities purchasable upon exercise thereof in violation of applicable securities laws.

The Holder acknowledges that (i) the Securities have not been registered under the Act, (ii) the Securities are "restricted securities" and the certificate(s)
representing the Securities shall bear the following legend, or a similar legend to the same effect, until (i) in the case of the shares of Common Stock underlying the Warrants, such shares shall have been registered for resale by the Holder under the Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such Securities may be sold without registration under the Act:

"[NEITHER] THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES
INTO WHICH THEY ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"), AND ALL SUCH SECURITIES ARE SUBJECT TO
RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. [NEITHER] THE
SECURITIES REPRESENTED HEREBY [NOR THE SECURITIES INTO WHICH THEY ARE
EXERCISABLE] MAY [NOT] BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE
ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF
COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT
THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT
REGISTRATION UNDER THE ACT."

                                       23

IN WITNESS WHEREOF, the Holder has caused this Investment Representation Letter to be executed in its corporate name by its duly authorized officer this __ day of __________ 200_.

By:
    -----------------------------
Name:
Title: